EXHIBIT 99.1
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PRESS RELEASE

CONTACTS

Investor Relations
------------------
Alan Roden
(631) 962-9304
alan.roden@verint.com
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     VERINT REQUESTS STAY OF NASDAQ PANEL DECISION AND ADDITIONAL EXTENSION
                          FROM NASDAQ LISTING COUNCIL

              Continues to Wait for Final Information from Comverse

NEW YORK, NY, SEPTEMBER 6, 2006 - Verint Systems Inc. (NASDAQ: VRNT) today announced that the Company has made a submission to The NASDAQ Listing and Hearing Review Council requesting that the Listing Council grant a stay of the NASDAQ Listing Qualifications Panel's August 18, 2006 decision which established a deadline of September 25, 2006 for the Company to file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, and the Current Report on Form 8-K/A to amend the Form 8-K dated January 9, 2006. The Company also requested an additional 60 day extension from the date of the Listing Council's decision to make the necessary filings.

In accordance with NASDAQ regulations, the Company's right to submit this stay request expires on September 5, 2006. Therefore, the Company has made this request to the NASDAQ Listing and Hearing Review Council in order to avoid a potential de-listing because the Company expects that it will be unable to meet the September 25, 2006 deadline.

The Company was recently provided preliminary measurement dates of Comverse Technology, Inc. stock options issued to Verint's employees when the Company was a wholly-owned subsidiary of Comverse. In that regard, the Company expects to record non-cash stock-based compensation expense to prior periods. Based on the preliminary measurement date conclusions of Comverse, the Company expects that such non-cash charges may be material for certain periods and the Company therefore preliminarily expects to restate its historical financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003 and 2002. Such charges could also affect periods prior to the fiscal year ended January 31, 2002. In addition to such stock based compensation charges, the Company also expects to record certain material tax charges, make various tax payments and pay third party fees and expenses relating to the impact of the Comverse backdated options. These amounts have not yet been determined.

The Company believes that all stock options issued by Verint Systems Inc. were granted at fair market value on the date of grant and the related accounting for these stock options in its publicly filed historical financial statements was correct.

There can be no assurance that the Listing Council will grant the Company's requested extension or that the Company's securities will remain listed on The NASDAQ Stock Market. The Company intends to announce the Listing Council's decision promptly after it receives written notice of such decision.

VERINT REQUESTS STAY OF NASDAQ PANEL DECISION AND ADDITIONAL
EXTENSION FROM NASDAQ LISTING COUNCIL
SEPTEMBER 6, 2006
PAGE 2




ABOUT VERINT SYSTEMS INC.
Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results as a result of Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock on NASDAQ; the impact of governmental inquiries arising out of or related to option grants; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.